Exhibit 99.1

CONTACT: Todd Pozefsky (203) 458-5807

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 5, 2020) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,024 and adjusted book value per share of $1,018 as of December 31, 2019. Book value per share and adjusted book value per share increased 2% and 1% in the fourth quarter of 2019. Book value per share and adjusted book value per share increased 14% and 15% in the year ended December 31, 2019, including dividends. The results for the year ended December 31, 2019 include the gain from MediaAlpha's sale of a significant minority stake to Insignia Capital Group on February 26, 2019 (the “MediaAlpha Transaction”). Excluding the gain on the MediaAlpha Transaction, book value per share and adjusted book value per share both would have increased 8% in the year ended December 31, 2019, including dividends.(1)

Manning Rountree, CEO, commented, “We had a solid 4th quarter to cap off a satisfying year. Our investment portfolio was up 4% in the quarter, a strong result that included a $30 million increase in the fair value of our investment in MediaAlpha, which continues to produce outstanding results. In the quarter, BAM produced $23 million of premiums and member surplus contributions on good volume but lower pricing. In December and January, BAM made cash payments of surplus note principal and interest totaling $97 million. Quarter over quarter, NSM produced solid top line growth and a flat bottom line result, reflecting continuing investment in the business. In the quarter, Kudu continued to grow revenues and profits and closed two new investments, marking the full deployment of our initial $250 million commitment. In December, Kudu raised another $225 million of capital, comprised of a new $125 million committed bank facility and an incremental $100 million equity capital commitment from White Mountains. We ended the year with $1.0 billion of undeployed capital.”

Comprehensive income attributable to common shareholders was $65 million and $413 million in the fourth quarter and year ended December 31, 2019, compared to comprehensive loss attributable to common shareholders of $141 million and $146 million in the fourth quarter and year ended December 31, 2018.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $23 million and $107 million in the fourth quarter and year ended December 31, 2019, compared to $51 million and $107 million in the fourth quarter and year ended December 31, 2018. BAM insured municipal bonds with par value of $3.9 billion and $12.8 billion in the fourth quarter and year ended December 31, 2019, compared to $5.4 billion and $12.0 billion in the fourth quarter and year ended December 31, 2018. In the third quarter of 2019, BAM completed assumed reinsurance transactions to insure municipal bonds with a par value of $1.1 billion. In the fourth quarter of 2018, BAM completed assumed reinsurance transactions to insure municipal bonds with a par value of $2.2 billion. Total pricing was 58 and 83 basis points in the fourth quarter and year ended December 31, 2019, compared to 94 and 93 basis points in the fourth quarter and year ended December 31, 2018. BAM’s total claims paying resources were $938 million at December 31, 2019, compared to $930 million at September 30, 2019 and $871 million at December 31, 2018.

(1) See “Regulation G” on page 16.

Seán McCarthy, CEO of BAM, said, “BAM completed a successful year, posting record par insured in both the primary and secondary markets, albeit at lower pricing levels given the lower interest rate environment. In the primary market, BAM’s par insured was up 19% versus 2018, as the low interest rate environment created significant opportunities for municipal bond issuers to save money by refinancing existing debt. In the secondary market, institutional investor demand drove par insured to $1.3 billion, a 37% increase from 2018. In November, S&P Global Ratings affirmed BAM’s rating and outlook at “AA/Stable” after applying its new global insurance ratings criteria to the financial guaranty industry.”

HG Global reported pre-tax income of $10 million and $54 million in the fourth quarter and year ended December 31, 2019, compared to pre-tax income of $11 million and $32 million in the fourth quarter and year ended December 31, 2018. White Mountains reported pre-tax loss related to BAM of $18 million and $44 million in the fourth quarter and year ended December 31, 2019, compared to pre-tax loss of $8 million and $61 million in the fourth quarter and year ended December 31, 2018. The period over period changes were driven primarily by investment results in the HG Global and BAM investment portfolios.

In December 2019, BAM made a $32 million cash payment of surplus note principal and interest. In January 2020, BAM made an additional $65 million special cash payment of surplus note principal and interest. Previously, BAM made cash payments of surplus note principal and interest of $23 million in 2018 and $5 million in 2017.

During the fourth quarter of 2019, White Mountains updated its debt service model for the BAM surplus notes to reflect (i) the cash payments of surplus note principal and interest made in December 2019 and January 2020, (ii) certain amendments made to the terms of the surplus notes in January 2020, including an extension of the variable interest rate period and (iii) in light of the current interest rate environment, a more conservative forecast of future operating results for BAM. This has resulted in slower modeled future payments on the surplus notes and, in turn, a $20 million increase to the time value of money discount on the surplus notes as reflected in adjusted book value per share.

BAM is a mutual insurance company that is owned by its members.  BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to non-controlling interests.

NSM

NSM reported pre-tax loss of $6 million, adjusted EBITDA of $9 million, and commission and other revenues of $58 million in the fourth quarter of 2019. NSM reported pre-tax loss of $2 million, adjusted EBITDA of $48 million, and commission and other revenues of $233 million in the year ended December 31, 2019. Results for the fourth quarter and year ended December 31, 2019 include the results of Embrace Pet Insurance, a nationwide provider of pet health insurance for dogs and cats, which NSM acquired on April 1, 2019, and KBK Insurance Group, a specialized MGU focused on the towing and transportation space, which NSM acquired on December 3, 2018.

Geof McKernan, CEO of NSM, said, “NSM had a solid quarter to finish a good year. For the quarter, trailing 12 months pro forma controlled premiums were up 4% to a new high of $919 million, driven by strong growth in the pet and social services verticals. Pro forma adjusted EBITDA was flat at $50 million, as we made significant investments in people and technology that will position us well for continued growth in 2020 and beyond.”

Kudu

In the fourth quarter of 2019, Kudu reported total revenues of $9 million and pre-tax income of $6 million. For the period from April 4, 2019 through December 31, 2019, Kudu reported total revenues of $21 million and pre-tax income of $11 million.

In the fourth quarter of 2019, Kudu deployed $44 million, comprised of a $20 million investment in Pennybacker Capital Management, a real estate private equity firm, and a $24 million follow-on investment in TIG Advisors, an existing portfolio company. Kudu has now deployed a total of $266 million in nine investment management firms with combined assets under management of over $33 billion, spanning a range of asset classes, including real estate, real assets, wealth management, hedge funds and alternative credit strategies.

Rob Jakacki, CEO of Kudu, said, “Kudu had an active end to the year, closing two transactions in the fourth quarter and seven transactions in 2019 overall. We have now deployed $266 million across nine firms with an average cash yield to Kudu at inception of 10.6%. The fourth quarter saw profitability more than double from the third quarter, with higher revenues driven by strong organic growth in assets under management across the existing portfolio, the impact of year-end incentive fees and the addition of the new transactions. We enter 2020 with $225 million of fresh capital commitments and a robust pipeline.”

Other Operations

White Mountains’s Other Operations segment reported pre-tax income of $65 million and $393 million in the fourth quarter and year ended December 31, 2019, compared to pre-tax loss of $144 million and $153 million in the fourth quarter and year ended December, 2018. Pre-tax income in the year ended December 31, 2019 included $182 million of realized and unrealized gains from the MediaAlpha Transaction. Excluding the MediaAlpha Transaction, net realized and unrealized investment gains were $86 million and $285 million in the fourth quarter and year ended December 31, 2019, compared to net realized and unrealized investment losses of $138 million and $101 million in the fourth quarter and year ended December 31, 2018.

Investments

The total return on invested assets was 3.9% in the fourth quarter of 2019 compared to -4.4% in the fourth quarter of 2018. The total return on invested assets was 20.4% for the year ended December 31, 2019, which included $115 million of unrealized investment gains from the MediaAlpha Transaction. Excluding the MediaAlpha Transaction, the total return on invested assets was 15.5% for the year ended December 31, 2019 compared to -1.7% for the year ended December 31, 2018.

Mark Plourde, Managing Director of White Mountains Advisors, said, “The total portfolio was up 3.9% for the quarter and 15.5% for the year, a strong result, driven primarily by our asset allocation to equities and our ongoing investment in MediaAlpha. Our fixed income portfolio returned 0.4% for the quarter and 6.1% for the year, lagging the BBIA Index returns of 0.5% and 6.7%, respectively, primarily due to our short duration positioning. Our portfolio of common stocks and ETFs returned 9.1% for the quarter, in line with the S&P 500 return, and 29.1% for the year, lagging the S&P 500 return of 31.5%, primarily due to our international stock positions. Other long-term investments returned 5.8% for the quarter and 15.2% for the year, including the impact of increases in the fair value of our ongoing investment in MediaAlpha of $30 million in the quarter and $65 million from the date of the MediaAlpha Transaction through the end of the year.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before March 2, 2020 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2019	September 30, 2019	December 31, 2018
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$799.3	$794.5	$701.4
Short-term investments	46.3	57.1	66.9
Total investments	845.6	851.6	768.3
Cash	24.2	11.3	12.5
Insurance premiums receivable	6.7	6.7	6.4
Deferred acquisition costs	22.1	21.4	19.0
Accrued investment income	5.4	5.5	4.9
Other assets	20.0	16.4	5.1
Total Financial Guarantee assets	924.0	912.9	816.2
Specialty Insurance Distribution (NSM)
Cash (restricted $56.3, $67.0 and $50.0)	89.7	105.7	66.2
Premium and commission receivable	70.8	53.6	44.0
Goodwill and other intangible assets	623.0	630.6	486.2
Other assets	41.7	35.1	27.2
Total Specialty Insurance Distribution assets	825.2	825.0	623.6
Global Asset and Wealth Management (Kudu)
Short-term investments	.1	.1	—
Other long-term investments	266.5	219.3	—
Total investments	266.6	219.4	—
Cash	5.8	4.9	—
Accrued investment income	5.8	4.7	—
Goodwill and other intangible assets	9.6	9.6	—
Other assets	2.7	3.7	—
Total Global Asset and Wealth Management assets	290.5	242.3	—
Marketing Technology (MediaAlpha)
Cash	—	—	5.7
Goodwill and other intangible assets	—	—	43.4
Accounts receivable from publishers and advertisers	—	—	37.0
Other assets	—	—	2.3
Total Marketing Technology assets	—	—	88.4
Other Operations
Fixed maturity investments	406.5	371.5	376.1
Short-term investments	154.8	215.3	147.3
Common equity securities	683.9	629.7	925.6
Other long-term investments	589.8	554.4	325.6
Total investments	1,835.0	1,770.9	1,774.6
Cash	41.3	27.3	25.9
Accrued investment income	5.7	5.1	5.5
Goodwill and other intangible assets	22.1	20.7	7.9
Other assets	36.4	29.3	17.2
Assets held for sale	3.0	2.8	3.3
Total Other Operations assets	1,943.5	1,856.1	1,834.4
Total assets	$3,983.2	$3,836.3	$3,362.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2019	September 30, 2019	December 31, 2018
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$198.4	$203.5	$176.0
Accrued incentive compensation	21.7	19.0	20.4
Other liabilities	26.7	31.0	16.1
Total Financial Guarantee liabilities	246.8	253.5	212.5
Specialty Insurance Distribution (NSM)
Debt	219.2	219.4	178.5
Premiums payable	102.3	92.6	77.2
Contingent consideration earnout liabilities	20.6	28.7	20.2
Other liabilities	59.0	60.1	38.9
Total Specialty Insurance Distribution liabilities	401.1	400.8	314.8
Global Asset and Wealth Management (Kudu)
Debt	53.6	—	—
Other liabilities	3.4	5.3	—
Total Global Asset and Wealth Management liabilities	57.0	5.3	—
Marketing Technology (MediaAlpha)
Debt	—	—	14.2
Amounts due to publishers and advertisers	—	—	27.0
Other liabilities	—	—	5.7
Total Marketing Technology liabilities	—	—	46.9
Other Operations
Debt	10.7	10.8	—
Accrued incentive compensation	55.1	44.9	38.9
Other liabilities	67.8	50.1	31.3
Total Other Operations liabilities	133.6	105.8	70.2
Total liabilities	838.5	765.4	644.4

Equity
White Mountains's common shareholder's equity
White Mountains’s common shares and paid-in surplus	596.3	593.2	584.0
Retained earnings	2,672.4	2,611.5	2,264.9
Accumulated other comprehensive loss, after tax:
Net unrealized foreign currency translation losses and interest rate swap	(7.2)	(11.3)	(5.8)
Total White Mountains’s common shareholders’ equity	3,261.5	3,193.4	2,843.1
Non-controlling interests	(116.8)	(122.5)	(124.9)
Total equity	3,144.7	3,070.9	2,718.2
Total liabilities and equity	$3,983.2	$3,836.3	$3,362.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2019	September 30, 2019		December 31, 2018		September 30, 2018
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$3,261.5	$3,193.4		$2,843.1		$2,984.0
Time value of money discount on expected future payments on the BAM Surplus Notes (1)	(151.6)	(132.8)		(141.2)		(146.3)
HG Global’s unearned premium reserve (1)	156.7	160.4		136.9		120.2
HG Global’s net deferred acquisition costs (1)	(41.5)	(42.0)		(34.6)		(29.4)
Adjusted book value per share numerator	$3,225.1	$3,179.0		$2,804.2		$2,928.5
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	3,185.4	3,185.4		3,173.1		3,180.5
Unearned restricted common shares	(18.5)	(21.5)		(14.6)		(18.5)
Adjusted book value per share denominator	3,166.9	3,163.9		3,158.5		3,162.0
GAAP book value per share	$1,023.91	$1,002.53		$896.00		$938.19
Adjusted book value per share	$1,018.41	$1,004.76		$887.85		$926.14
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.
	December 31, 2019	September 30, 2019		December 31, 2018		September 30, 2018
Quarter-to-date change in GAAP book value per share, including dividends:	2.1%	1.6%		(4.5) %		1.5%
Quarter-to-date change in adjusted book value per share, including dividends:	1.4%	1.9%		(4.1) %		1.5%
Year-to-date change in GAAP book value per share, including dividends:	14.4%	12.0%		(3.7) %		0.8%
Year-to-date change in adjusted book value per share, including dividends:	14.8%	13.3%		(2.8) %		1.4%
Year-to-date dividends per share	$1.00	$1.00		$1.00		$1.00
	December 31, 2019	September 30, 2019		December 31, 2018		September 30, 2018
Summary of goodwill and other intangible assets (in millions):
Goodwill:
NSM	$381.6	$397.0	(1)	$354.3	(2)	$295.5
Kudu	7.6	7.6		—		—
MediaAlpha	—	—		18.3		18.3
Other Operations	5.5	20.2	(1)	7.3		7.6
Total goodwill	394.7	424.8		379.9		321.4
Other intangible assets:
NSM	241.4	233.6	(1)	131.9	(2)	135.5
Kudu	2.0	2.0		—		—
MediaAlpha	—	—		25.1		27.6
Other Operations	16.6	.5	(1)	.6		.7
Total other intangible assets	260.0	236.1		157.6		163.8
Total goodwill and other intangible assets	654.7	660.9		537.5		485.2
Goodwill and other intangible assets attributed to non-controlling interests	(23.4)	(25.0)		(40.6)		(40.6)
Goodwill and other intangible assets included in White Mountains's common shareholders' equity	$631.3	$635.9		$496.9		$444.6
(1) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of Embrace and Other Operations had not yet been finalized at September 30, 2019.
(2) The relative fair values of goodwill and of other intangible assets recognized in connection with the acquisition of KBK had not yet been finalized at December 31, 2018.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$2.6	$4.2	$16.3	$13.9
Net investment income	5.5	4.2	21.6	16.7
Net realized and unrealized investment (losses) gains	(3.3)	6.9	27.1	(7.5)
Other revenues	.3	.4	1.6	1.2
Total Financial Guarantee revenues	5.1	15.7	66.6	24.3
Specialty Insurance Distribution (NSM)
Commission revenues	45.8	33.2	193.4	89.6
Other revenues	12.0	5.2	39.7	12.0
Total Specialty Insurance Distribution revenues	57.8	38.4	233.1	101.6
Global Asset and Wealth Management (Kudu)
Net investment income	6.1	—	14.7	—
Net realized and unrealized investment gains	3.2	—	6.3	—
Other revenues	—	—	.2	—
Total Global Asset and Wealth Management revenues	9.3	—	21.2	—
Marketing Technology (MediaAlpha)
Advertising and commission revenues	—	79.1	48.8	295.5
Other revenues	—	—	—	1.6
Total Marketing Technology revenues	—	79.1	48.8	297.1
Other Operations
Net investment income	12.7	9.9	43.4	42.3
Net realized and unrealized investment gains (losses)	85.5	(138.1)	285.1	(100.8)
Realized gain and unrealized investment gain from the MediaAlpha Transaction	—	—	182.2	—
Advertising and commission revenues	2.4	1.1	6.9	4.1
Other revenues	2.5	(.1)	6.1	.5
Total Other Operations revenues	103.1	(127.2)	523.7	(53.9)
Total revenues	$175.3	$6.0	$893.4	$369.1

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Expenses:
Financial Guarantee (HG Global/BAM)
Insurance acquisition expenses	$1.6	$1.4	$5.7	$5.3
Other underwriting expenses	.1	.1	.4	.4
General and administrative expenses	11.4	11.5	50.5	48.0
Total Financial Guarantee expenses	13.1	13.0	56.6	53.7
Specialty Insurance Distribution (NSM)
General and administrative expenses	40.8	23.7	132.2	59.4
Broker commission expenses	15.9	11.3	64.8	28.4
Change in fair value of contingent consideration earnout liabilities	(3.5)	.1	2.1	2.7
Amortization of other intangible assets	5.9	3.3	19.4	8.3
Interest expense	4.5	3.2	16.7	8.0
Total Specialty Insurance Distribution expenses	63.6	41.6	235.2	106.8
Global Asset and Wealth Management (Kudu)
General and administrative expenses	3.4	—	10.1	—
Amortization of other intangible assets	—	—	.2	—
Interest expense	.1	—	.1	—
Total Global Asset and Wealth Management expenses	3.5	—	10.4	—
Marketing Technology (MediaAlpha)
Cost of sales	—	65.9	40.6	245.0
General and administrative expenses	—	10.5	12.5	31.7
Amortization of other intangible assets	—	2.5	1.6	10.3
Interest expense	—	.3	.2	1.2
Total Marketing Technology expenses	—	79.2	54.9	288.2
Other Operations
Cost of sales	2.5	.8	7.5	3.7
General and administrative expenses	35.3	15.4	122.5	94.4
Amortization of other intangible assets	.5	.1	.6	.2
Interest expense	.3	—	.6	.3
Total Other Operations expenses	38.6	16.3	131.2	98.6
Total expenses	118.8	150.1	488.3	547.3
Pre-tax income (loss) from continuing operations	56.5	(144.1)	405.1	(178.2)
Income tax (expense) benefit	(10.4)	3.6	(29.3)	4.0
Net income (loss) from continuing operations	46.1	(140.5)	375.8	(174.2)
Net (loss) gain from sale of discontinued operations, net of tax	(.8)	—	.8	(17.2)
Net income (loss)	45.3	(140.5)	376.6	(191.4)
Net loss attributable to non-controlling interests	15.6	3.0	37.9	50.2
Net income (loss) attributable to White Mountains’s common shareholders	$60.9	$(137.5)	$414.5	$(141.2)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss) attributable to White Mountains’s common shareholders	$60.9	$(137.5)	$414.5	$(141.2)
Other comprehensive income (loss), net of tax	4.4	(3.1)	(1.4)	(4.8)
Comprehensive income (loss)	65.3	(140.6)	413.1	(146.0)
Other comprehensive (income) loss attributable to non-controlling interests	(.3)	.1	—	.3
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$65.0	$(140.5)	$413.1	$(145.7)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Income (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Basic earnings (loss) per share
Continuing operations	$19.37	$(43.24)	$130.02	$(36.67)
Discontinued operations	(.25)	—	.25	(5.09)
Total consolidated operations	$19.12	$(43.24)	$130.27	$(41.76)

Diluted earnings (loss) per share
Continuing operations	$19.37	$(43.24)	$130.02	$(36.67)
Discontinued operations	(.25)	—	.25	(5.09)
Total consolidated operations	$19.12	$(43.24)	$130.27	$(41.76)
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$2.1	$.5	$—	$—	$—	$2.6
Net investment income	1.9	3.6	—	6.1	12.7	24.3
Net investment income (expense) - BAM surplus note interest	6.8	(6.8)	—	—	—	—
Net realized and unrealized investment (loss) gains	(.1)	(3.2)	—	3.2	85.5	85.4
Advertising and commission revenues	—	—	45.8	—	2.4	48.2
Other revenues	—	.3	12.0	—	2.5	14.8

Total revenues	10.7	(5.6)	57.8	9.3	103.1	175.3
Expenses:
Insurance acquisition expenses	.5	1.1	—	—	—	1.6
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	—	2.5	2.5
General and administrative expenses	.4	11.0	40.8	3.4	35.3	90.9
Broker commission expenses	—	—	15.9	—	—	15.9
Change in fair value of contingent consideration earnout liabilities	—	—	(3.5)	—	—	(3.5)
Amortization of other intangible assets	—	—	5.9	—	.5	6.4
Interest expense	—	—	4.5	.1	.3	4.9

Total expenses	.9	12.2	63.6	3.5	38.6	118.8

Pre-tax income (loss)	$9.8	$(17.8)	$(5.8)	$5.8	$64.5	$56.5

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2018	HG Global/BAM
	HG Global	BAM	NSM	MediaAlpha	Other Operations	Total
Revenues:
Earned insurance premiums	$3.4	.8	$—	$—	$—	$4.2
Net investment income	1.6	2.6	—	—	9.9	14.1
Net investment income (expense) - BAM surplus note interest	5.7	(5.7)	—	—	—	—
Net realized and unrealized investment gains (losses)	1.4	5.5	—	—	(138.1)	(131.2)
Advertising and commission revenues	—	—	33.2	79.1	1.1	113.4
Other revenues	—	.4	5.2	—	(.1)	5.5

Total revenues	12.1	3.6	38.4	79.1	(127.2)	6.0
Expenses:
Insurance acquisition expenses	.9	.5	—	—	—	1.4
Other underwriting expenses	—	.1	—	—	—	.1
Cost of sales	—	—	—	65.9	.8	66.7
General and administrative expenses	.3	11.2	23.7	10.5	15.4	61.1
Broker commission expenses	—	—	11.3	—	—	11.3
Change in fair value of contingent consideration earnout liabilities	—	—	.1	—	—	.1
Amortization of other intangible assets	—	—	3.3	2.5	.1	5.9
Interest expense	—	—	3.2	.3	—	3.5

Total expenses	1.2	11.8	41.6	79.2	16.3	150.1

Pre-tax income (loss)	$10.9	$(8.2)	$(3.2)	$(.1)	$(143.5)	$(144.1)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2019	HG Global/BAM
	HG Global	BAM	NSM	Kudu (1)	MediaAlpha (2)	Other Operations	Total
Revenues:
Earned insurance premiums	$13.1	$3.2	$—	$—	$—	$—	$16.3
Net investment income	7.5	14.1	—	14.7	—	43.4	79.7
Net investment income (expense) - BAM surplus note interest	27.4	(27.4)	—	—	—	—	—
Net realized and unrealized investment gains	11.0	16.1	—	6.3	—	285.1	318.5
Realized and unrealized gains from MediaAlpha Transaction	—	—	—	—	—	182.2	182.2
Advertising and commission revenues	—	—	193.4	—	48.8	6.9	249.1
Other revenue	—	1.6	39.7	.2	—	6.1	47.6

Total revenues	59.0	7.6	233.1	21.2	48.8	523.7	893.4
Expenses:
Insurance acquisition expenses	3.3	2.4	—	—	—	—	5.7
Other underwriting expenses	—	.4	—	—	—	—	.4
Cost of sales	—	—	—	—	40.6	7.5	48.1
General and administrative expenses	1.6	48.9	132.2	10.1	5.7	122.5	321.0
General and administrative expenses - MediaAlpha Transaction related costs	—	—	—	—	6.8	—	6.8
Broker commission expenses	—	—	64.8	—	—	—	64.8
Change in fair value of contingent consideration earnout liabilities	—	—	2.1	—	—	—	2.1
Amortization of other intangible assets	—	—	19.4	.2	1.6	.6	21.8
Interest expense	—	—	16.7	.1	.2	.6	17.6

Total expenses	4.9	51.7	235.2	10.4	54.9	131.2	488.3

Pre-tax income (loss)	$54.1	$(44.1)	$(2.1)	$10.8	$(6.1)	$392.5	$405.1
(1) Kudu's results are from April 4, 2019, the date White Mountains began consolidating Kudu, to December 31, 2019.
(2) MediaAlpha's results are from January 1, 2019 to February 26, 2019, the date of the MediaAlpha Transaction.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Twelve Months Ended December 31, 2018	HG Global/BAM
	HG Global	BAM	NSM (1)	MediaAlpha	Other Operations	Total
Revenues:
Earned insurance premiums	$11.0	$2.9	$—	$—	$—	$13.9
Net investment income	5.7	11.0	—	—	42.3	59.0
Net investment income (expense) - BAM surplus note interest	22.9	(22.9)	—	—	—	—
Net realized and unrealized investment losses	(4.1)	(3.4)	—	—	(100.8)	(108.3)
Advertising and commission revenues	—	—	89.6	295.5	4.1	389.2
Other revenue	—	1.2	12.0	1.6	.5	15.3

Total revenues	35.5	(11.2)	101.6	297.1	(53.9)	369.1
Expenses:
Insurance acquisition expenses	2.7	2.6	—	—	—	5.3
Other underwriting expenses	—	.4	—	—	—	.4
Cost of sales	—	—	—	245.0	3.7	248.7
General and administrative expenses	1.1	46.9	59.4	31.7	94.4	233.5
Broker commission expense	—	—	28.4	—	—	28.4
Change in fair value of contingent consideration earnout liabilities	—	—	2.7	—	—	2.7
Amortization of other intangible assets	—	—	8.3	10.3	.2	18.8
Interest expense	—	—	8.0	1.2	.3	9.5

Total expenses	3.8	49.9	106.8	288.2	98.6	547.3

Pre-tax income (loss)	$31.7	$(61.1)	$(5.2)	$8.9	$(152.5)	$(178.2)
(1) NSM's results are from May 11, 2018, the date of the acquisition of NSM, to December 31, 2018.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(millions)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
BAM	2019		2018	2019		2018
Gross par value of primary market policies issued	$3,732.4		$2,826.3	$10,405.1		$8,779.9
Gross par value of assumed reinsurance	—		2,235.8	1,130.7		2,235.8
Gross par value of secondary market policies issued	190.8		354.6	1,311.8		959.6
Total gross par value of market policies issued	$3,923.2		$5,416.7	$12,847.6		$11,975.3

Gross written premiums	$(2.5)	(1)	$24.0	$38.7	(1)	$52.9
Member surplus contributions (“MSC”) collected	25.1	(1)	26.9	68.0	(1)	53.8
Total gross written premiums and MSC collected	$22.6		$50.9	$106.7		$106.7
Present value of future installment MSC collections	—		.1	.3		3.1
Gross written premium adjustments on existing installment policies	—		—	(.1)		1.1
Gross written premiums and MSC from new business	$22.6		$51.0	$106.9		$110.9
Total pricing	58 bps		94 bps	83 bps		93 bps

	As of December 31, 2019	As of September 30, 2019	As of December 31, 2018
Policyholders’ surplus	$402.4	$422.1	$413.7
Contingency reserve	68.2	64.3	50.3
Qualified statutory capital	470.6	486.4	464.0
Statutory net unearned premiums	39.3	40.5	36.2
Present value of future installment premiums and MSC	13.7	13.7	12.9
HG Re, Ltd collateral trusts at statutory value	314.0	289.2	258.3
Fidus Re, Ltd collateral trust at statutory value	100.0	100.0	100.0
Claims paying resources	$937.6	$929.8	$871.4

	Three Months Ended December 31,			Twelve Months Ended December 31,
HG Global	2019		2018	2019		2018
Net written premiums	$(1.6)	(1)	$20.5	$33.6	(1)	$45.0
Earned premiums	$2.1		$3.4	$13.1		$11.0

	As of December 31, 2019		As of September 30, 2019	As of December 31, 2018
Unearned premiums	$161.7	(1)	$165.5	$141.3
Deferred acquisition costs	$42.8	(1)	$43.4	$35.7

(1) During the fourth quarter of 2019, BAM issued policy endorsements for certain policies issued in periods prior to the second quarter of 2018. The impact of the policy endorsements for the three months and twelve months ended December 31, 2019 was a decrease to BAM’s gross written premiums of $13.4 and an increase of $13.4 to MSC collected. As a result, for the three months and twelve months ended December 31, 2019, written premiums ceded to HG Global were reduced by $11.0. Additionally, as of December 31, 2019, unearned premiums ceded to HG Global were reduced by $9.7 and deferred acquisition costs ceded to HG Global were reduced by $2.5.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

NSM	Three Months Ended December 31, 2018	Three Months Ended December 31, 2019	Twelve Months Ended December 31, 2019
Commission revenues	$33.2	$45.8	$193.4
Broker commission expenses	11.3	15.9	64.8
Gross profit	21.9	29.9	128.6
Other revenues	5.2	12.0	39.7
General and administrative expenses	23.7	40.8	132.2
Change in fair value of contingent consideration earnout liabilities	.1	(3.5)	2.1
Amortization of other intangible assets	3.3	5.9	19.4
Interest expense	3.2	4.5	16.7
GAAP pre-tax (loss) income	(3.2)	(5.8)	(2.1)
Income tax expense (benefit)	.5	(2.3)	(.6)
GAAP net loss	(3.7)	(3.5)	(1.5)

Add back:
Interest expense	3.2	4.5	16.7
Income tax expense (benefit)	.5	(2.3)	(.6)
General and administrative expenses – depreciation	.7	.8	2.8
Amortization of other intangible assets	3.3	5.9	19.4
EBITDA	4.0	5.4	36.8

Add back:
Change in fair value of contingent consideration earnout liabilities	.1	(3.5)	2.1
Acquisition-related transaction expenses	.4	4.2	5.6
Fair value purchase accounting adjustment for deferred revenue	—	.9	.9
Investments made in the development of new business lines	.9	—	.3
Restructuring expenses	.1	1.9	2.3
Adjusted EBITDA	$5.5	$8.9	$48.0

Add:
Embrace's adjusted EBITDA from January 1, 2019 to April 1, 2019			2.0
Pro forma adjusted EBITDA for the twelve months ended December 31, 2019			$50.0

Regulation G

This earnings release includes eight non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes and (ii) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest, was estimated to be $157 million, $137 million, $146 million and $151 million less than the nominal GAAP carrying values as of December 31, 2019, September 30, 2019, December 31, 2018, and September 30, 2018, respectively.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $119 million, $122 million, $106 million and $94 million as of December 31, 2019, September 30, 2019, December 31, 2018, and September 30, 2018, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the surplus notes and the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 6.

• The growth in adjusted book value per share included on page 1 reflects the estimated gain from the MediaAlpha Transaction as if it had closed on December 31, 2018. A reconciliation from GAAP to the reported percentage is as follows:

	As of December 31, 2019	As of December 31, 2018	Growth % (1)
GAAP book value per share	$1,023.91	$896.00	14.4%
Estimated gain from MediaAlpha Transaction as of December 31, 2018	—	55.07
GAAP book value per share including the estimated gain from the MediaAlpha Transaction as of December 31, 2018	1,023.91	951.07	7.8%
Adjustments to book value per share (see reconciliation on page 6)	(5.50)	(8.15)
Adjusted book value per share including the estimated gain from the MediaAlpha Transaction as of December 31, 2018	$1,018.41	$942.92	8.1%
(1) Growth includes $1.00 per share dividend paid during the first quarter of 2019.

•Gross written premiums and MSC from new business is a non-GAAP financial measure, which is derived by adjusting gross written premiums and MSC collected (i) to include the present value of future installment MSC not yet collected and (ii) to exclude the impact of gross written premium adjustments related to policies closed in prior periods. White Mountains believes these adjustments are useful to management and investors in evaluating the volume and pricing of new business closed during the period. The reconciliation from GAAP gross written premiums to gross written premiums and MSC from new business is included on page 14.

•NSM’s EBITDA, adjusted EBITDA and pro forma adjusted EBITDA are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax benefit (expense), depreciation and amortization from GAAP net income (loss).

Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) change in fair value of contingent consideration earnout liabilities, (ii) acquisition-related transaction expenses, (iii) fair value purchase accounting adjustment for deferred revenue, (iv) investments made in the development of new business lines and (v) restructuring expenses. A description of each follows:
•Change in fair value of contingent consideration earnout liabilities - Earnout liabilities are amounts payable to the sellers of businesses purchased by NSM that are contingent on the earnings of such businesses in periods subsequent to their acquisition. Under GAAP, earnout liabilities are not capitalized as part of the purchase price. Earnout liabilities are recorded at fair value, with the periodic change in the fair value of these liabilities recorded as income or an expense.
•Acquisition-related transaction expenses - Represents costs directly related to NSM’s transactions to acquire businesses, such as transaction-related compensation, impairments of intangible assets, banking, accounting and external lawyer fees, which are not capitalized and are expensed under GAAP.
•Fair value purchase accounting adjustment for deferred revenue - Represents the amount of deferred revenue that had already been collected but subsequently written down in connection with establishing the fair value of deferred revenue as part of NSM’s purchase accounting for Embrace Pet Insurance.

•Investments made in the development of new business lines - Represents the net loss related to the start-up of newly established lines of business, which NSM views as investments. For the periods presented, this adjustment relates primarily to NSM’s investment expenditures, net of revenues generated, in the organic development of (i) its pet insurance line and (ii) its MGA in the United Kingdom. NSM has recently decided to cease investment in the organic development of its pet insurance line and, instead, to acquire Embrace Pet Insurance, which closed in April 2019.
•Restructuring expenses - Represents expenses associated with eliminating redundant work force and facilities that often arise as a result of NSM’s post-acquisition integration strategies.
Pro forma adjusted EBITDA is a non-GAAP financial measure that starts with adjusted EBITDA and also includes the earnings of acquired businesses for the period of time over the previous twelve months that the businesses were not owned by White Mountains.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating NSM’s performance. White Mountains also believes that pro forma adjusted EBITDA is useful to management and investors to demonstrate the current earnings profile of NSM’s business for a full twelve-month period. See page 15 for the reconciliation of NSM’s GAAP net income (loss) to EBITDA, adjusted EBITDA and pro forma adjusted EBITDA.

•Total consolidated portfolio return excluding the MediaAlpha Transaction and other long-term investments return excluding the MediaAlpha Transaction are non-GAAP financial measures that remove the $115 million pre-tax unrealized investment gain resulting from the MediaAlpha Transaction recognized in the first quarter of 2019. White Mountains believes this measure to be useful to management and investors by making the return in the current period comparable to the prior periods. A reconciliation from GAAP to the reported percentages is as follows:

	For the twelve months ended December 31, 2019
	GAAP returns	Remove MediaAlpha Transaction	Returns - excluding MediaAlpha Transaction

Total consolidated portfolio returns	20.4%	(4.9)%	15.5%
Other long-term investments returns	52.4%	(37.2)%	15.2%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves;
•projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and White Mountains’s June 30, 2019 Quarterly Report on Form 10-Q;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•general economic, market or business conditions;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;
•an economic downturn or other economic conditions adversely affecting its financial position; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.